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                                                                   Exhibit 10.22

                         WEB SITE DEVELOPMENT AGREEMENT

     This Web Site Development Agreement (the "Agreement"), dated as of this
2nd day of November 1999, is by and between Bear, Stearns & Co. Inc., a Delaware corporation, having its principal offices at 245 Park Avenue, New York, NY 10167 and other direct and indirect subsidiaries at the relevant time of its ultimate corporate parent, on the one hand, (collectively, "Bear Stearns"), and Lead Dog Design, Inc., having offices at 212 W. 35th Street, 8th Floor, New York, New York, on the other hand ("Developer").

     This agreement is intended to cover the development and design by Developer for Bear Stearns of a new navigational system and engaging and intuitive interface for various pages comprising the Bear Stearns' existing "Client Toolkit" site (collectively, the "Site", and along with the design of or to be available at such site, all software, artwork, graphics, animations, audio, video or other works of authorship underlying or constituting such site and any modifications, updates and other versions delivered hereunder, in any language, format or medium, the "Content"). It is the intent of the parties that the development and design of the Site will focus on presenting the same information as does the existing Bear Stearns' "Client Toolkit" site.

     As used in this Agreement, the term "Programmer Documentation" shall mean at all times the latest versions (including, without limitation, drafts and other work in progress) of all specifications, flow charts, outlines, file definitions, programmer notes and commentary, and to the extent Developer creates any source code or object code as part of Content implementation and design, such object and source code, source files, header files, instructions on how to compile, decompile and link the code, and other materials, content or works of authorship constituting the Content; and the term "Deliverables" shall mean Programmer Documentation along with the Content itself and any other software on which Developer works for Bear Stearns.

     Bear Stearns and Developer hereby agree as follows:

Section 1:  SERVICES AND DELIVERABLES

1.1. Promptly after execution by Developer of this Agreement, Developer shall commence the development of the Site, which development shall be carried out by Developer in the following steps:

     (I) Developer shall gather information regarding the existing Bear Stearns' "Client Toolkit" site and Bear Stearns' purposes, goals and requirements for the Site by interviewing Bear Stearns personnel designated by the appropriate Bear Stearns manager or management person.

     (II) Based on the gathered information and its own input and analyses, Developer shall develop and deliver to Bear Stearns a written project plan and proposal for the development of the Site (the "Project Plan"), which shall include the following:

           (A)  Detailed user requirements analyses for developing the Site.

           (B) Detailed specifications for the Site (as finally agreed to by Bear Stearns, the "Specifications"), including but not limited to, (1) layout of the homepage and other pages of the Site designated as "main pages" by Bear Stearns, (2) full outline of the Site navigation flow, look and feel and (3) samples of the graphics and presentation models to be included in the Site.

           (C) A detailed timetable for developing and designing the Site and the Content thereof, including, among other things, the schedule containing the phases and milestones for delivery of each page of the Site and its Content, full completion of the Site, and the date of completion of Developer's performance under the Project Plan ("Completion Date").

           (D) The resources that will be made available by Developer for the implementation of the Project Plan, including, name of the Developer's employee that will serve as project leader for the services to be performed in connection with this Project Plan (include position, level of experience, and contact information).

     (III) During a period of ten business days following the delivery of the Project Plan, Developer shall make its personnel available as is reasonably necessary to answer Bear Stearns questions and to discuss Bear Stearns proposed modifications and/or additions to the Project Plan. If Bear Stearns desires to go ahead with the Project Plan and Developer and Bear Stearns can agree upon a final version of the Project Plan, as evidenced by the execution of the same by both parties, Developer shall be entitled to payment as provided in
           Section 1.4.(ii) of this Agreement.
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     (IV)  Upon completion by Developer of each page of the Site pursuant to the schedule contained in the final version of the Project Plan,
           Developer shall deliver each page of the Site and the Content thereof to Bear Stearns by placing each such page online at http://www.ldd.com/clients/bearstearns and notifying Bear Stearns of
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           such delivery. After such notification, Bear Stearns will have two business days to review and test the Content with the cooperation and assistance of Developer. In the event of rejection, Developer shall correct any deficiencies and shall resubmit such Deliverables for further reviewing by Bear Stearns.

     (V) Upon completion by Developer of the final page of the Site pursuant to the schedule contained in the final version of the Project Plan, and, in any case, upon request by Bear Stearns, Developer shall delivery to Bear Stearns the latest version of the Site Content, Programmer Documentation and the Deliverables. Bear Stearns will have [two weeks] to review and test the Content and the Programmer Documentation with the cooperation and assistance of Developer ("Acceptance Test"). In the event of rejection, Developer shall correct any deficiencies and shall resubmit such Deliverables for further Acceptance Testing. If Bear Stearns does not reject the Content and the Programmer Documentation within that time, Bear Stearns will send Developer promptly, within its normal accounts payable payment cycle, the payment required under Section 1.4. of this Agreement.

1.2. Bear Stearns shall have the right to request in writing (including by e-mail) addressed to Developer's project leader designated in the Project Plan and two other Developer's employees, whose contact information is listed below, changes to the agreed upon Project Plan. Developer shall respond in writing (including by e-mail) as expeditiously as possible, but in any case within two business days. In the event that Developer does not respond within such time period or if Developer's response does not indicate that the changes would result in additional cost to Bear Stearns due to extension of the Project Plan, the requested changes shall be considered effective and thereby incorporated into the existing Project Plan. In the event of Developer's timely response that the requested changes would result in an extension of the Project Plan and additional cost to Bear Stearns, the parties will discuss in good faith the most effective, efficient and expeditious means of implementing the requested changes and Developer shall provide to Bear Stearns a written proposal describing complete details thereof. If Bear Stearns agrees in writing (including by e- mail) to Developer's proposal, the requested changes, as supplemented by Developer's written proposal, shall be considered effective and thereby incorporated into the existing Project Plan.

     Contact information for Developer's employees mentioned above:

     Name:                                Name:
                    --------------------                 -----------------------
     E-mail address:                      E-mail address:
                    --------------------                 -----------------------
     Phone number:                        Phone number:
                   ---------------------                 -----------------------
                       Address:
                                -----------------------

                                -----------------------

                                -----------------------

                                -----------------------

1.3. Developer shall ensure that all of Developer's work under this Agreement shall be performed in a competent, professional and workman like manner, consistent with level of services of a software developer skilled in the art, and that all such work and the Specifications and the Content shall conform with the Developer Guidelines annexed hereto.

1.4. As used in this Agreement the term "Project Plan Fees" shall mean a guaranteed cost of development and design of the Site pursuant to the Project Plan executed by the parties. The Project Plan Fees shall be equal to $95,000 exclusive of applicable excise, sales or use taxes or duties. The payment of the Project Plan Fees, shall be due as follows:

     (i)   25% of the Project Plan Fees upon execution of the Agreement;

     (ii) 25% of the Project Plan Fees upon execution of the Project Plan pursuant to Section 1.1.(III) of this Agreement; and

     (iii) 50% of the Project Plan Fees upon satisfaction of the applicable Acceptance Test and acceptance by Bear Stearns of the applicable Deliverables pursuant to Section 1.1.(V) of this Agreement.

1.5. To the extent that any future work relating to the Content (not contemplated at the time of this Agreement or at the time the Project Plan is approved) or other internet site or content ("Services") are to be performed and/or Deliverables are to be developed on a time and materials
                                                            ------------------
     basis, Developer shall adhere to the following guidelines:
     -----

     (a) No work may be commenced unless and until authorized in writing (may be by e-mail) by the appropriate Bear Stearns project manager or management person or his/her written designee.

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     (b)  No estimate may be exceeded without authorization in writing (may be by e-mail) by the appropriate Bear Stearns project manager or management person or his/her written designee.

     (c) In absence of an estimate or cap for work agreed to in writing by Bear Stearns or contained in an authorization by Bear Stearns to commence work as provided in paragraph (a) above, $10,000 or such other amount as may be set forth in the Project Plan shall be deemed to be the cap beyond which Bear Stearns shall not be responsible without further authorization in writing (may be by e-mail) by the appropriate Bear Stearns project manager or management person or his/her written designee.

     (d) Developer shall deliver to the appropriate Bear Stearns project manager or his/her written designee a weekly, clear and comprehensive accounting (for the period ending not more than one day prior to the date such accounting is received by Bear Stearns) of all Services and/or Deliverables performed and/or developed during that week, with a project by project and programmer by programmer breakdown of the work performed and all amounts accrued and incurred.

Section 2:  PROPRIETARY RIGHTS IN DELIVERABLES, ETC.

2.1. Developer agrees that (i) any and all Deliverables, including, without limitation, all artwork, files, drawings, video, audio, animations, graphics, programmer documentation and object and source code (in all languages, formats and mediums), (ii) any and all original other works of authorship, including, but not limited to all, user documentation, papers, documents, drawings, databases and other compilations and software (including, without limitation, all programs, object code, source code, outlines, routines, subroutines, revisions, supplements, modules, and upgrades, in each case, in any language, format or medium) which may be created, compiled or produced by Developer or any of its subcontractors, consultants or employees in the course of performing Services or producing Deliverables for Bear Stearns (along with the items described in (i) above, collectively, "Works of Authorship"), and (iii) any and all copyrights and other proprietary rights and all foreign and domestic, registered and unregistered, copyrights, applications for registrations therefor and other proprietary rights related to any Works of Authorship (collectively, "Copyrights"), shall be deemed to be works made for hire for and the exclusive property of Bear Stearns. Except to the extent expressly and specifically agreed in the Project Plan, to the extent that Developer has or obtains any right, title or interest in or to any Work of Authorship, Copyright or Other Technical Information and Inventions (as defined in
     Section 2.2 below), Developer hereby assigns and agrees to assign to Bear Stearns all of such right, title and interest therein and thereto, and to the extent that any employee, agent or sub- contractor of Developer has or obtains any right, title or interest in or to any Work of Authorship, Copyright or Other Technical Information and Inventions, Developer shall cause such employee, agent or sub-contractor to assign to Bear Stearns all of such right, title and interest therein and thereto.

2.2. To the extent that any Deliverables or Services embody, contain or disclose any ideas, concepts, know-how, inventions, formulas, techniques, processes, ideas, algorithms, discoveries, designs, developments, improvements, techniques or expertise (collectively, "Technical Information and Inventions") that were known by Developer prior to Developer's work for Bear Stearns or is developed by Developer during the course of Developer's work for Bear Stearns relating generally to software development and computer networks (but not the works of authorship expressing the same or copyrights therein) of Developer ("Developer Technical Information and Inventions"), Developer shall retain ownership such Technical Information and Inventions, provided that Bear Stearns shall have (a) the full, unrestricted and non- exclusive right to use, disclose, prepare works of authorship based upon any Developer Technical Information and Inventions embodied by, contained in or disclosed by the Deliverables or Services and to copy, display and distribute any such works of authorship, and (b) ownership of any other Technical Information and Inventions embodied by, contained in or disclosed by the Deliverables or Services ("Other Technical Information and Inventions").

2.3. Nothing herein shall prevent Developer from providing services substantially similar to those contemplated herein, whether for a competitor of Bear Stearns or otherwise, and the parties expressly agree that in providing such services, or in developing its general, commercially available software products, Developer may directly or indirectly utilize residual know-how in its area of expertise resulting from the performance of the services contemplated herein so long as such know-how is not specific to Bear Stearns and is not Other Technical Information and Inventions

2.4 To the extent that Developer or any author of any of the Deliverables have any moral rights in or to any of the Deliverables, Developer hereby waives any such rights and shall ensure that any such author waives any such rights.

2.5. Developer shall be responsible for obtaining for Bear Stearns (i) any required consents to use the likeness of any person reflected in the Content who is not a Bear Stearns employee or officer, and (ii) agreements approved by Bear Stearns with any third party site with which the Site would deep-link or frame. The cost of obtaining the foregoing, if applicable, shall not be included within the fees agreed to be payable to Developer under this Agreement.

2.6. Upon the request of Bear Stearns, Developer shall at Bear Stearns' reasonable out-of-pocket cost and expense do all acts and

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     things, including, but not limited to, making and executing documents, applications, deeds, license agreements, assignments, transfers, conveyances, powers of attorney and instruments, using its best efforts to obtain the cooperation of and bringing claims and actions against its employees, ex-employees, agents, ex- agents and independent contractors and giving information and testimony, in each case, requested at any time and from time to time by Bear Stearns, in its good faith discretion, to vest, secure, defend, protect and/or evidence the right, title and ownership of Bear Stearns in and to any and all Works of Authorship, Copyrights and Other Technical Information and Inventions and the waiver of any moral rights in or to any Deliverable. Developer hereby appoints Bear Stearns and its successors and assigns as Developer's attorney- in-fact, with full power of substitution, in the name and stead of Developer or Bear Stearns, for the benefit of Bear Stearns and its successors and assigns, to from time to time do any and all such acts and things which Developer is obligated to do under this paragraph. Developer declares that the appointment made and the powers granted hereby are coupled with an interest and are irrevocable.

Section 3:  PERSONNEL

3.1 Developer is an independent contractor. Neither Developer nor Developer's or any of Developer agent's or subcontractor's employees are or shall be deemed for any purpose to be employees of Bear Stearns. Bear Stearns shall not be responsible for, and Developer shall indemnify and hold Bear Stearns harmless against, any cost, expense, liability, claim, damages, action, or proceeding relating to any payroll-related taxes for any person who performs any Services, produces any Deliverables, or provides maintenance, support or training to be performed, produced or provided by Developer hereunder or any claim arising out of or relating to the employment or application for employment of any such person.

3.2 Except as may be otherwise agreed in writing by Bear Stearns, all personnel assigned to supply the Deliverables, perform the Services or provide maintenance, support or training shall be full-time employees of Developer, shall be fully qualified to perform the tasks assigned to them.

Section 4:  WARRANTIES

Developer represents, warrants and covenants to Bear Stearns as the date hereof and of Acceptance as follows:

4.1. To the best of its knowledge and belief, Developer owns or otherwise has the valid right by contract or otherwise to deliver and assign to Bear Stearns the Deliverables, the Programmer Documentation, all other Works of Authorship and the Copyrights without violating any applicable law, rule or regulation or the proprietary rights of any third party, including without limitation, patents, copyrights, trade secrets, or any license or sublicense, covenant or contract with any third party.

4.2. To the best of its knowledge, Bear Stearns may use the Deliverables, the Programmer Documentation, all other Works of Authorship and the Copyrights and otherwise fully exploit the rights thereto set forth herein without infringement of any such proprietary rights of third parties, and there is currently no actual or threatened suit by any such third party based upon an alleged violation by Developer of any such proprietary rights.

THE LIMITED WARRANTIES SET FORTH IN THIS AGREEMENT ARE THE ONLY WARRANTIES MADE BY DEVELOPER. DEVELOPER MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS.

Section 5:  LIMITATIONS OF LIABILITY

5.1. EXCEPT AS STATED HEREIN, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT AND/OR CONSEQUENTIAL DAMAGES OF ANY KIND, RESULTING FROM EITHER PARTY'S PERFORMANCE OR FAILURE TO PERFORM PURSUANT TO THE TERMS OF THIS AGREEMENT OR ANY OF THE ATTACHMENTS OR EXHIBITS HERETO.

5.2. Notwithstanding anything set forth in this Agreement, no limitation of liability or exculpation of either party hereto shall apply to: (a) any liability arising out of or in connection with acts or omissions that constitute bad faith, willful misconduct, gross negligence, or intentional breach of this Agreement; or (b) any liability, loss or claim arising out of a breach by such party of Section 2, 3, 4 or 6 hereof.

Section 6:  NON-DISCLOSURE

6.1. Developer acknowledges that in the course of performing its obligations hereunder, Developer and its agents, representatives, employees and sub-contractors may have access to information relating to Bear Stearns, its business, customers, correspondents, finances, activities, securities or future positions, software, systems, strategies or plans that is non-public, proprietary or

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     confidential in nature (all the foregoing, along with the Deliverables, the
     Specifications and the Other Technical Information and Inventions, collectively, "Bear Stearns Information"). Developer shall and shall cause its subcontractors and affiliates and Developer's and its subcontractors' and affiliates' agents, representatives, and employees (collectively, "Representatives") to (i) keep all Bear Stearns Information confidential;
     (ii) not disclose any Bear Stearns Information or any part thereof, in any manner whatsoever, without Bear Stearns' prior written consent, and (iii) not use any Bear Stearns Information or any part thereof, other than to enable Developer to perform its obligations under this Agreement. Moreover, Developer shall and shall cause its Representatives to reveal Bear Stearns Information only to its agents, representatives and employees who need to know such Information in connection with this Agreement, who are informed by Developer of the confidential nature of such Bear Stearns Information and who shall agree (in writing) to act in accordance with the terms and conditions of this provision. All media on which any Bear Stearns Information may be recorded or located, including, without limitation, documents, papers, outlines, samples, photocopies, photographs, films, drawings, descriptions, reproductions, cards, tapes, discs and other storage facilities (collectively, "Bear Stearns Documentation") made by Developer or any of its Representatives in the course of performing
     Services or producing Deliverables for Bear Stearns, or that come into the possession of Developer or any of its employees, agents representatives, or sub-contractors in the course of performing Services or producing Deliverables for Bear Stearns, are the property of Bear Stearns and shall be returned to Bear Stearns by Developer upon the earlier of request by Bear Stearns or termination of Developer's engagement by Bear Stearns. Developer shall not, and shall cause any of its Representatives who obtain or have obtained possession of or develop or have developed any Bear
     Stearns Documentation not to, deliver, copy, or in any way allow any Bear Stearns Documentation to be delivered to or used, examined or copied by any third party without the written direction or consent of Bear Stearns. Developer shall, and shall cause its Representatives to, place an appropriate emblem or other annotation on any and all Bear Stearns Documentation evidencing Bear Stearns's ownership of such Bear Stearns Documentation. Developer acknowledges that the use or disclosure of any Bear Stearns Information or Bear Stearns Documentation in a manner inconsistent with this Agreement may cause Bear Stearns irreparable damage, and that Bear Stearns shall have the right to seek injunctive relief to prevent such unauthorized use or disclosure, and to such damages as are occasioned by such unauthorized use or disclosure.

6.2. Notwithstanding anything set forth in this Agreement, the confidentiality provisions of this Agreement, including, but not limited to the above shall not apply to: (a) information which (A) is already in the possession of the party subject to the confidentiality obligations, (B) is or become generally available to the public other than as a result of an improper disclosure by the party subject to the confidentiality obligations or its agents, representatives or employees, (C) is independently developed by the party subject to the confidentiality obligations, or (D) become available to the party subject to the confidentiality obligations on a non-confidential basis from a source which, to the best of such party's knowledge, is not prohibited from disclosing such information to the party subject to the confidentiality obligations by a legal, contractual or fiduciary obligation to the party subject to the confidentiality obligations, or (b) disclosures required by applicable law, rule, regulation or order or to legal counsel or auditors of the party who are subject to an obligation of confidentiality.

Section 7:  MISCELLANEOUS

7.1. If any provision of this Agreement is declared or found to be invalid, illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is invalid, illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it valid, legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is valid, legal and enforceable and achieves the same objective. Each party agrees that it will perform its obligations hereunder in accordance with all applicable laws, rules and regulations now or hereafter in effect.

7.2. Developer shall submit to Bear Stearns a fully and accurately completed and signed Internal Revenue Service Form W-9 (Request for Taxpayer Identification Number and Certification) prior to any payment under this Agreement being due to Developer. Developer further understands and agrees that, notwithstanding anything set forth in this Agreement, no payment to Developer shall be made unless and until the requirement of this Section
     7.2 is satisfied.

7.3. Headings are for reference purposes only.

7.4. Any notices required or permitted to be sent hereunder shall be served personally or by registered or certified mail, return receipt requested, reputable overnight delivery services such as Federal Express, Airborne Express or DHL, or by facsimile with confirmation of receipt; to the addresses listed above.

7.5. This Agreement shall be interpreted and construed in accordance with the Copyright laws of the United States and the internal law of State of New York, without regard to the conflicts of law principles thereof, and any action brought in relation to this Agreement shall be brought in a Federal or state court in the City of New York and Bear Stearns and Developer hereby

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     irrevocably consent to the jurisdiction of such Courts, and both parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby consents to service of process by any means authorized by New York law (other than by publication). Each party waives any right to trial by jury with respect to any dispute, suit, action or proceeding arising our of or relating to this Agreement or otherwise relating to the relationship of the parties, whether in contract, tort or otherwise.

7.6. This Agreement may not be modified or altered except by a written instrument executed by both parties. The failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any rights. This Agreement, together with each Project Plan hereunder, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior proposals, understandings and all other agreements, oral and written between the parties relating to such subject matter. The rights and remedies of Bear Stearns under this Agreement and any Project Plan are cumulative.

7.7. Neither party may assign this Agreement or any Project Plan or delegate any obligations hereunder or thereunder, except that Developer may sub-contract some or all of its performance under the Agreement only with the written consent of Bear Stearns.

7.8. Developer shall not use Bear Stearns's or any of its affiliates' name or trademarks or service marks without Bear Stearns's written consent (including by e-mail by an authorized Bear Stearns management person) or use in the Site.

7.9. Notwithstanding anything set forth in this Agreement, the terms and provisions of Sections 2 and 4 through 7 shall survive the expiration or termination of the Agreement, regardless of the cause.

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, hereto have executed this Agreement as of the date noted above.

BEAR, STEARNS & CO. INC.                       LEAD DOG DESIGN INC.
---------------------------------              ---------------------------------

By: /s/                                        By: /s/
---------------------------------              ---------------------------------
  Signature                                           Signature


---------------------------------              ---------------------------------
Print or Type Name and Title                   Print or Type Name and Title

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                              DEVELOPER GUIDELINES:
                                      9/99

Development of Specifications

To the extent that the Services and/or Deliverables include the development of Specifications or consultation regarding the development of Specifications, Developer shall adhere to the following guidelines:

(a) Developer shall elicit from Bear Stearns the (i) business rules, (ii) process assumptions and (iii) user and administrative functions desired by Bear Stearns to be implemented in the Content to be developed.

(b) Developer shall ensure that, when completed, such Specifications shall contain a clear and comprehensive description of the Content to be developed and a clear and comprehensive description of the following:

     (i) the functions desired by Bear Stearns to be accomplished by the Content;

     (ii) the business rules, process assumptions and business and marketing goals desired by Bear Stearns or required by the desired functionality to be implemented by the Content;

     (iii) the computer language and format (e.g. HTML or DHTML) in which each portion of the Content will be written;

     (iv)  the software tools to be used to write the Content;

     (v) the recommended hardware and software environment in which the Content will reside; and

     (vi) any Developer or third party works of authorship to be incorporated into the Content.

Content Development

Developer shall adhere to the following guidelines:

(a)  The Content shall fully implement the applicable Specifications.

(b) The Content shall operate without unnecessary delay or use of system resources and without more than usual and customary glitches, bugs, malfunctions or crashes.

(c) To the extent that Developer creates source code as part of Content implementation and design, any such source code shall be fully annotated, with clear and comprehensive annotations of the structure, purpose, all functions, and how they are implemented so that another programmer who is skilled in the art could without undue difficulty understand the structure, purpose, all functions and how they are implemented and maintained and/or change the applicable software.

(d) The Content shall be designed and implemented using state of the art web page creation techniques and practices.

(e) Before linking with or framing any other party's site or content, Developer shall obtain the written consent of (i) Bear Stearns and (ii) in the case of framing, the owner of such site or content.

(f) Except as otherwise agreed in writing by Bear Stearns, any links to framing of another party's site or content will be carried out in a manner calculated to call to the attention to the visitor that Bear Stearns is not responsible for the other party site or content.

(g) Developer shall use all reasonable efforts to ensure that any Content or customization of third party Content developed by Developer and provided to Bear Stearns hereunder shall not contain computer viruses or other contaminants or any codes or instructions that may be used to access, modify, delete or damage such software or any other software used as part of or with the Deliverables, without Bear Stearns' authorization, any data files created by other computer programs used in connection with the Deliverables or any other software used as part of or with the Deliverables.

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(h)  Any software or customization of third party software developed by
     Developer and provided to Bear Stearns hereunder (i) is designed to be used prior to, during, and after the calendar year 2000 A.D.; (ii) will operate during each such time period without any error or interruption relating to, or the product of, data or input which includes an indication of or reference to a date which represents or references different centuries or more than one century; (iii) will, under normal use and service, record, store, process and present calendar dates falling on or after September 9, 1999, January 1, 2000 and February 29, 2000, in the same manner, and with the same functionality, data integrity and performance, as the Content records, stores, processes and presents calendar dates on or before September 8, 1999, December 1, 1999 and February 29, 1996; and (iv) recognizes the year 2000 as a leap year. Notwithstanding the foregoing, in respect to the third party software provided by Developer to Bear Stearns, Developer's sole obligation under this paragraph shall be to use reasonable due diligence in inquiring into and obtaining reasonably appropriate year 2000 representations from such third parties.

(i) At the request of Bear Stearns, Developer shall promptly provide Bear Stearns with evidence sufficient to demonstrate adequate testing to meet the foregoing requirements. Developer shall cooperate with any year 2000 problem identification and/or testing procedure carried out by Bear Stearns and/or securities industry groups, without charge to Bear Stearns. Notwithstanding anything else in this or any other agreement, Developer consents to Bear Stearns releasing information regarding any such procedure or the results thereof.

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